As Filed with the Securities and Exchange Commission on June 11, 2007
Registration No. 333-137689

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________

AMENDMENT NO. 6 TO
FORM SB-2
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

________________

CHINA SHENGHUO PHARMACEUTICAL HOLDINGS, INC.
(Name of Small Business Issuer in its Charter)

Delaware	2834	20-2903562
(State or Other Jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer Identification No.)
Incorporation	Classification Code Number)
or Organization)
No. 2, Jing You Road
Kunming National Economy &
Technology Developing District
People’s Republic of China
650217
0086-871-728-2628
(Address and Telephone Number of Principal Executive Offices)

________________

Gui Hua Lan
No. 2, Jing You Road
Kunming National Economy &
Technology Developing District
People’s Republic of China
650217
0086-871-728-2628
(Name, Address and Telephone Number of Agent for Service)

________________

Copies to
Thomas J. Poletti, Esq. Anh Q. Tran, Esq. Kirkpatrick & Lockhart Preston Gates Ellis LLP 10100 Santa Monica Blvd., 7th Floor Los Angeles, CA 90067 Telephone (310) 552-5000 Facsimile (310) 552-5001	Joseph V. Stubbs, Esq. Scott Galer, Esq. Stubbs Alderton & Markiles, LLP 15260 Ventura Boulevard, 20th Floor Sherman Oaks, California 91403 Telephone (818) 444-4500 Facsimile (818) 444-4520

________________

Approximate Date of Proposed Sale to the Public: From time to time after the effective date of this Registration Statement

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.☑

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		Maximum	Maximum	Amount of
Title of Each Class of	Amount To Be	Offering Price	Aggregate	Registration
Securities To Be Registered	Registered (1)	Per Share	Offering Price	Fee
Common Stock, $.0001 par value per share	460,000 (2)	$ 4.00 (2)	$ 1,840,000 (2)	$ 196.88
Common Stock, $.0001 par value per share	2,548,600 (3)	$ 3.50 (4)	$ 8,920,100 (4)	$ 954.45
Common Stock, $.0001 par value per share	100,000 (5)	$ 3.50 (4)	$ 350,000 (4)	$ 37.45
Total Registration Fee				$1,188.78 (6)

(1)
In accordance with Rule 416(a), the Registrant is also registering hereunder an indeterminate number of additional shares of common stock that shall be issuable pursuant to Rule 416 to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)
The registration fee for securities to be offered by the Registrant is estimated and is solely for the purpose of calculating the registration fee pursuant to Rule 457(o). Includes shares which the underwriters have the option to purchase to cover over-allotments, if any.

(3)
This Registration Statement also covers the resale under a separate resale prospectus (the “Resale Prospectus”) by selling stockholders of the Registrant of up to 2,548,600 shares of Common Stock previously issued to such selling stockholders as named in the Resale Prospectus.

(4)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457.

(5)
Represents shares of the Registrant’s common stock being registered for resale that have been or may be acquired upon the exercise of warrants issued to a selling stockholder named under the Resale Prospectus.

(6)	Of this amount, $1,139.56 was previously paid and the remaining $49.22 is being paid herewith.

________________

The Registrant amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall hereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

EXPLANATORY NOTE

The sole purpose of this amendment is to amend the exhibit index and to file exhibits 1.1 and 4.1 to the registration statement. No other changes have been made to the registration statement. Accordingly, the amendment consists only of the facing page, this explanatory note and Part II of the registration statement.

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 24. Indemnification of directors and officers

Under Section 145 of the General Corporation Law of the State of Delaware, the Company can indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). The Company’s certificate of incorporation provides that, pursuant to Delaware law, its directors shall not be liable for monetary damages for breach of the directors’ fiduciary duty of care to the Company and its stockholders. This provision in the certificate of incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of nonmonetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty to the Company or its stockholders, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of the law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

The Company’s bylaws provide for the indemnification of its directors to the fullest extent permitted by the Delaware General Corporation Law. The Company’s bylaws further provide that its Board of Directors has discretion to indemnify its officers and other employees. The Company is required to advance, prior to the final disposition of any proceeding, promptly on request, all expenses incurred by any director or executive officer in connection with that proceeding on receipt of an undertaking by or on behalf of that director or executive officer to repay those amounts if it should be determined ultimately that he or she is not entitled to be indemnified under the Company’s bylaws or otherwise. The Company is not, however, required to advance any expenses in connection with any proceeding if a determination is reasonably and promptly made by its Board of Directors by a majority vote of a quorum of disinterested Board members that (a) the party seeking an advance acted in bad faith or deliberately breached his or her duty to the Company or its stockholders and (b) as a result of such actions by the party seeking an advance, it is more likely than not that it will ultimately be determined that such party is not entitled to indemnification pursuant to the applicable sections of its bylaws.

The Company has been advised that in the opinion of the Securities and Exchange Commission, insofar as indemnification for liabilities arising under the Securities Act may be permitted to the Company’s directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event a claim for indemnification against such liabilities (other than the Company’s payment of expenses incurred or paid by its director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by the Company is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The Company will enter into indemnification agreements with each of its directors and officers that are, in some cases, broader than the specific indemnification provisions permitted by Delaware law, and that may provide additional procedural protection. The indemnification agreements require the Company, among other things, to:

• indemnify officers and directors against certain liabilities that may arise because of their status as officers or directors;

• advance expenses, as incurred, to officers and directors in connection with a legal proceeding, subject to limited exceptions; or

• obtain directors’ and officers’ insurance.

At present, there is no pending litigation or proceeding involving any of the Company’s directors, officers or employees in which indemnification is sought, nor is the Company aware of any threatened litigation that may result in claims for indemnification.

Item 25. Other expenses of issuance and distribution

The following table sets forth the costs and expenses, other than underwriting discounts and commissions, if any, payable by the Registrant relating to the sale of common stock being registered. All amounts are estimates except the SEC registration fee.

Securities and Exchange Commission registration fee*	$1,189
NASD Filing Fee*	1,611
American Stock Exchange Listing Fee*	70,000
Transfer Agent Fees	2,000
Blue Sky Fees and Expenses	2,000
Accounting fees and expenses	40,000
Legal fees and expenses	60,000
Miscellaneous	15,000
Total	$$191,800

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*  All amounts are estimates other than the Commission’s registration fee, NASD filing fee and American Stock Exchange listing fee.

Item 26. Recent sales of unregistered securities

On August 31, 2006, pursuant to the terms of the Exchange Agreement entered into by and between the Company, Kunming Shenghuo Pharmaceutical (Group) Co., Ltd. (“Shenghuo China”) and Lan’s Int’l Medicine Investment Co., Limited, a Hong Kong corporation and shareholder holding 93.75% of the equity interest of Shenghuo China (“LIMI”), the Company issued 16,255,400 shares of common stock to the shareholder and its designees in exchange for 93.75% of the equity interest of Shenghuo China. Pursuant to the Exchange Agreement, as amended, we issued 15,213,000 shares of common stock to LIMI and 567,600 and 474,800 shares of common stock to Marvel International Limited and FirstAlliance Financial Group, Inc., respectively, as designees of the shareholder. The securities were offered and sold to the investors in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder. Each of the LIMI, Marvel International Limited and FirstAlliance Financial Group, Inc. qualified as an accredited investor (as defined by Rule 501 under the Securities Act of 1933, as amended).

On August 31, 2006, immediately following the closing of the Share Exchange, the Company received gross proceeds of $1,800,000 in a private placement transaction (the “Private Placement”). Pursuant to subscription agreements entered into with the investors, the Company sold an aggregate of 2,000,000 shares of its common stock at a price of $0.90 per share. The Company agreed to file a registration statement covering the common stock sold in the private placement within 30 days of the closing of the Share Exchange pursuant to the subscription agreement with each investor. The securities were offered and sold to investors in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder. Each of the persons and/or entities receiving the Company’s securities qualified as an accredited investor (as defined by Rule 501 under the Securities Act of 1933, as amended).

On August 31, 2006, at the closing of the Share Exchange, the Company issued to an investment firm 200,000 shares of its common stock and five year warrants to purchase 100,000 shares of our common stock at a per share exercise price of $2.50 for investor relations services (the “IR Securities”). The securities were offered and sold to the investment firm in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder. The investment firm qualified as an accredited investor (as defined by Rule 501 under the Securities Act of 1933, as amended).

Item 27. Exhibits

1.1	Form of Underwriting Agreement.

2.1
Share Exchange Agreement, dated as of June 30, 2006, by and among the Registrant, Kunming Shenghuo Pharmaceutical (Group) Co., Ltd., and Lan’s Int’l Medicine Investment Co., Limited (incorporated by referenced from Exhibit 2.1 to the Quarterly Report on Form 10-QSB filed with the Securities and Exchange Commission on July 28, 2006).

2.1(a)**
Amendment No. 1 to the Share Exchange Agreement, dated as of August 11, 2006, by and among the Registrant, Kunming Shenghuo Pharmaceutical (Group) Co., Ltd., and Lan’s Int’l Medicine Investment Co., Limited.

2.1(b)
Amendment No. 2 to the Share Exchange Agreement, dated as of August 28, 2006, by and among the Registrant, Kunming Shenghuo Pharmaceutical (Group) Co., Ltd., and Lan’s Int’l Medicine Investment Co., Limited (incorporated by reference from Exhibit 2.1(b) to Current Report on Form 8-K filed with the Securities and Exchange Commission on September 1, 2006).

3.1	Certificate of Incorporation of the Registrant (incorporated by reference from Exhibit 3.1 to Registration Statement on Form 10-SB filed with the Securities and Exchange Commission on August 3, 2005).

3.2
Bylaws of the Registrant (incorporated by reference from Exhibit 3.2 to Registration Statement on Form 10-SB filed with the Securities and Exchange Commission on August 3, 2005, and incorporated herein by reference).

3.3	Articles of Merger Effecting Name Change (incorporated by reference from Exhibit 3.3 to Current Report on Form 8-K filed with the Securities and Exchange Commission on September 1, 2006).

4.1	Form of Warrant to be issued to Underwriter.

5.1**	Opinion of Kirkpatrick & Lockhart Preston Gates Ellis LLP.

10.1	Form of Subscription Agreement dated August 31, 2006 (incorporated by reference from Exhibit 10.1 to Current Report on Form 8-K filed with the Securities and Exchange Commission on September 1, 2006).

10.2
Employment Agreement dated December 3, 2004 by and between Gui Hua Lan and the Registrant (translated to English) (incorporated by reference from Exhibit 10.2 to Current Report on Form 8-K filed with the Securities and Exchange Commission on September 1, 2006).

10.3
Employment Agreement dated December 3, 2004 by and between Feng Lan and the Registrant (translated to English) (incorporated by reference from Exhibit 10.3 to Current Report on Form 8-K filed with the Securities and Exchange Commission on September 1, 2006).

10.4
Employment Agreement dated December 3, 2004 by and between Lei Lan and the Registrant (translated to English) (incorporated by reference from Exhibit 10.4 to Current Report on Form 8-K filed with the Securities and Exchange Commission on September 1, 2006).

10.5
Employment Agreement dated December 3, 2004 by and between Qiong Hua Gao and the Registrant (translated to English) (incorporated by reference from Exhibit 10.5 to Current Report on Form 8-K filed with the Securities and Exchange Commission on September 1, 2006).

10.6
Employment Agreement dated December 3, 2004 by and between Peng Chen and the Registrant (translated to English) (incorporated by reference from Exhibit 10.6 to Current Report on Form 8-K filed with the Securities and Exchange Commission on September 1, 2006).

10.7
Employment Agreement dated December 3, 2004 by and between Zheng Yi Wang and the Registrant (translated to English) (incorporated by reference from Exhibit 10.7 to Current Report on Form 8-K filed with the Securities and Exchange Commission on September 1, 2006).

10.8**
Joint Establishment Agreement of Kunming Beisheng Science & Technology Development Co., Ltd. dated January 1, 2006 entered into by and between the Registrant and Beijing University Shijia Research Center (translated to English).

10.9**
Joint Venture Agreement for Kunming Shenghuo Pharmaceutical Group Co., Ltd. dated May 22, 2006 entered into by and between Lan’s Int’l Medicine Investment Co., Limited and SDIC Venture Capital Investment, Co., Ltd. (translated to English).

10.10**	Form of Lock Up Agreement for Investors in the August 2006 Private Placement.

16.1
Letter from AJ. Robbins, PC to the Securities and Exchange Commission dated September 1, 2006 (incorporated by reference from Exhibit 16.1 to Current Report on Form 8-K filed with the Securities and Exchange Commission on September 1, 2006).

21.1**	List of Subsidiaries.

23.1**	Consent of Hansen, Barnett & Maxwell, P.C.

23.2**	Consent of Kirkpatrick & Lockhart Preston Gates Ellis LLP (contained in Exhibit 5.1).

24.1	Power of Attorney (included in signature page).
____

** Previously filed.

Item 28. Undertakings

The undersigned small business issuer hereby undertakes with respect to the securities being offered and sold in this offering:

The undersigned Registrant hereby undertakes that to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.  To include any prospectus by Section 10(a)(3) of the Securities Act of 1933;

ii.  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

iii.  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change in such information in registration statement.

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to the purchaser:

i.	in any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

ii.	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

iii.
the portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

iv.	any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by the small business issuer of expenses incurred and paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered hereby, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

The undersigned Registrant hereby undertakes that it will:

(i) for determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the small business issuer under Rule 424(b)(1), or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

(ii) for determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

For the purpose of determining liability under the Securities Act to any purchaser, the undersigned small business issuer undertakes that:

(i) if the undersigned small business issuer is relying on Rule 430B:

(a) each prospectus filed by the undersigned small business issuer pursuant to Rule 424(b)(3) shall  be deemed to be part of the registration statement as of the date the filed prospectus was deemed  part of and included in the registration statement; and

(b) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a  registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of  the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first  contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) if the undersigned small business issuer is subject to Rule 430C:

(a) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Province of Yunnan, People’s Republic of China, on the 8th day of June, 2007.

CHINA SHENGHUO PHARMACEUTICAL HOLDINGS, INC.

By:	/s/ Gui Hua Lan
Name	Gui Hua Lan
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gui Hua Lan, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Form SB-2, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

SIGNATURE	TITLE	DATE

/s/ Gui Hua Lan	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	June 11, 2007
Gui Hua Lan

/s/ Qiong Hua Gao	Chief Financial Officer (Principal Financial and Accounting Officer)	June 11, 2007
Qiong Hua Gao

*	President and Director	June 11, 2007
Feng Lan

*	Executive Director of Exports, Corporate Secretary and Director	June 11, 2007
Zheng Yi Wang

/s/ Yunhong Guan	Director	June 11, 2007
Yunhong Guan

/s/ Mingyang Liao	Director	June 11, 2007
Mingyang Liao

/s/ Gene Michael Bennett	Director	June 11, 2007
Gene Michael Bennett

* By: /s/ Gui Hua Lan
as Attorney in Fact

EXHIBIT INDEX

1.1	Form of Underwriting Agreement.

2.1
Share Exchange Agreement, dated as of June 30, 2006, by and among the Registrant, Kunming Shenghuo Pharmaceutical (Group) Co., Ltd., and Lan’s Int’l Medicine Investment Co., Limited (incorporated by referenced from Exhibit 2.1 to the Quarterly Report on Form 10-QSB filed with the Securities and Exchange Commission on July 28, 2006).

2.1(a)**
Amendment No. 1 to the Share Exchange Agreement, dated as of August 11, 2006, by and among the Registrant, Kunming Shenghuo Pharmaceutical (Group) Co., Ltd., and Lan’s Int’l Medicine Investment Co., Limited.

2.1(b)
Amendment No. 2 to the Share Exchange Agreement, dated as of August 28, 2006, by and among the Registrant, Kunming Shenghuo Pharmaceutical (Group) Co., Ltd., and Lan’s Int’l Medicine Investment Co., Limited (incorporated by reference from Exhibit 2.1(b) to Current Report on Form 8-K filed with the Securities and Exchange Commission on September 1, 2006).

3.1	Certificate of Incorporation of the Registrant (incorporated by reference from Exhibit 3.1 to Registration Statement on Form 10-SB filed with the Securities and Exchange Commission on August 3, 2005).

3.2
Bylaws of the Registrant (incorporated by reference from Exhibit 3.2 to Registration Statement on Form 10-SB filed with the Securities and Exchange Commission on August 3, 2005, and incorporated herein by reference).

3.3	Articles of Merger Effecting Name Change (incorporated by reference from Exhibit 3.3 to Current Report on Form 8-K filed with the Securities and Exchange Commission on September 1, 2006).

4.1	Form of Warrant to be issued to Underwriter.

5.1**	Opinion of Kirkpatrick & Lockhart Preston Gates Ellis LLP.

10.1	Form of Subscription Agreement dated August 31, 2006 (incorporated by reference from Exhibit 10.1 to Current Report on Form 8-K filed with the Securities and Exchange Commission on September 1, 2006).

10.2
Employment Agreement dated December 3, 2004 by and between Gui Hua Lan and the Registrant (translated to English) (incorporated by reference from Exhibit 10.2 to Current Report on Form 8-K filed with the Securities and Exchange Commission on September 1, 2006).

10.3
Employment Agreement dated December 3, 2004 by and between Feng Lan and the Registrant (translated to English) (incorporated by reference from Exhibit 10.3 to Current Report on Form 8-K filed with the Securities and Exchange Commission on September 1, 2006).

10.4
Employment Agreement dated December 3, 2004 by and between Lei Lan and the Registrant (translated to English) (incorporated by reference from Exhibit 10.4 to Current Report on Form 8-K filed with the Securities and Exchange Commission on September 1, 2006).

10.5
Employment Agreement dated December 3, 2004 by and between Qiong Hua Gao and the Registrant (translated to English) (incorporated by reference from Exhibit 10.5 to Current Report on Form 8-K filed with the Securities and Exchange Commission on September 1, 2006).

10.6
Employment Agreement dated December 3, 2004 by and between Peng Chen and the Registrant (translated to English) (incorporated by reference from Exhibit 10.6 to Current Report on Form 8-K filed with the Securities and Exchange Commission on September 1, 2006).

10.7
Employment Agreement dated December 3, 2004 by and between Zheng Yi Wang and the Registrant (translated to English) (incorporated by reference from Exhibit 10.7 to Current Report on Form 8-K filed with the Securities and Exchange Commission on September 1, 2006).

10.8**
Joint Establishment Agreement of Kunming Beisheng Science & Technology Development Co., Ltd. dated January 1, 2006 entered into by and between the Registrant and Beijing University Shijia Research Center (translated to English).

10.9**
Joint Venture Agreement for Kunming Shenghuo Pharmaceutical Group Co., Ltd. dated May 22, 2006 entered into by and between Lan’s Int’l Medicine Investment Co., Limited and SDIC Venture Capital Investment, Co., Ltd. (translated to English).

10.10**	Form of Lock Up Agreement for Investors in the August 2006 Private Placement.

16.1
Letter from AJ. Robbins, PC to the Securities and Exchange Commission dated September 1, 2006 (incorporated by reference from Exhibit 16.1 to Current Report on Form 8-K filed with the Securities and Exchange Commission on September 1, 2006).

21.1**	List of Subsidiaries.

23.1**	Consent of Hansen, Barnett & Maxwell, P.C.

23.2**	Consent of Kirkpatrick & Lockhart Preston Gates Ellis LLP (contained in Exhibit 5.1).

24.1	Power of Attorney (included in signature page).
____

** Previously filed.